EXHIBIT (99)(a)

NEWS RELEASE

October 20, 2014
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter and year to date earnings results with highlights as follows:

Third quarter highlights:

•
Net earnings were $2.4 million or $0.43 basic and diluted net earnings per share for the three months ended September 30, 2014, as compared to $1.9 million or $0.34 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $2.4 million or $0.43 basic and diluted net earnings per common share for the three months ended September 30, 2014, as compared to $1.8 million or $0.31 basic and diluted net earnings per common share, for the same period one year ago.

•	Total loans increased $17.2 million during the three months ended September 30, 2014, as compared to a $9.0 million increase during the same period one year ago.

Year to date highlights:

•
Net earnings were $7.6 million or $1.35 basic net earnings per share and $1.34 diluted net earnings per share for the nine months ended September 30, 2014, as compared to $5.3 million or $0.95 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $7.6 million or $1.35 basic net earnings per common share and $1.34 diluted net earnings per common share for the nine months ended September 30, 2014, as compared to $4.8 million or $0.86 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $9.6 million for the nine months ended September 30, 2014, compared to $6.5 million for the same period one year ago.
•	Non-performing assets declined to $12.6 million or 1.2% of total assets at September 30, 2014, compared to $19.1 million or 1.8% of total assets at September 30, 2013.
•	Total loans increased $33.5 million to $650.6 million at September 30, 2014, compared to $617.1 million at September 30, 2013.
•	Core deposits were $707.2 million, or 86.6% of total deposits at September 30, 2014, compared to $678.0 million, or 84.9% of total deposits at September 30, 2013.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in third quarter earnings to an increase in net interest income, a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by an increase in non-interest expense.

Net interest income was $8.5 million for the three months ended September 30, 2014, compared to $7.9 million for the same period one year ago.  This increase was primarily due to an increase in interest income resulting from an increase in the yield on investment securities and an increase in the average outstanding principal balance of loans and was offset by a decrease in interest expense resulting primarily from a reduction in the cost of funds.  Net interest income after the provision for loan losses increased to $8.3 million during the third quarter of 2014, compared to $7.6 million for the same period one year ago.  The provision for loan losses for the three months ended September 30, 2014 was $256,000, as compared to $337,000 for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $3.5 million reduction in non-accrual loans from September 30, 2013 to September 30, 2014.

Non-interest income was $3.2 million for the three months ended September 30, 2014, compared to $3.1 million for the same period one year ago.  This increase is primarily attributable to a $240,000 increase in gains on the sale of securities, which was partially offset by a $168,000 decrease in miscellaneous non-interest income resulting primarily from a $110,000 reduction in vendor commissions for the three months ended September 30, 2014, as compared to the same period one year ago.

Non-interest expense was $8.5 million for the three months ended September 30, 2014, compared to $7.9 million for the same period one year ago.  This increase in non-interest expense included: (1) a $118,000 increase in salaries and benefits expense primarily due to an increase in the number of full-time equivalent employees , (2) a $132,000 increase in occupancy expense primarily due to a $73,000 increase in furniture and equipment depreciation expense and (3) a $402,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses primarily due to a $218,000 amortization expense associated with North Carolina income tax credits purchased during the three months ended September 30, 2014, as compared to the same period one year ago.

Year-to-date net earnings as of September 30, 2014 were $7.6 million, or $1.35 basic net earnings per share and $1.34 diluted net earnings per share, as compared to $5.3 million, or $0.95 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the nine months ended September 30, 2014 were $7.6 million, or $1.35 basic net earnings per common share and $1.34 diluted net earnings per common share, as compared to $4.8 million, or $0.86 basic and diluted net earnings per common share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to an increase in net interest income and a decrease in the provision for loan losses, which were partially offset by an increase in non-interest expense and a decrease in non-interest income, as discussed below.

Year-to-date net interest income as of September 30, 2014 increased 10.2% to $25.4 million compared to $23.1 million for the same period one year ago.  This increase was primarily due to an increase in interest income resulting from an increase in the yield on investment securities and an increase in the average outstanding principal balance of loans and was offset by a decrease in interest expense resulting primarily from a reduction in the cost of funds.  Net interest income after the provision for loan losses increased 21.7% to $25.5 million for the nine months ended September 30, 2014, compared to $20.9 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2014 was a credit of $27,000, as compared to an expense of $2.2 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $1.6 million decrease in net charge-offs during the nine months ended September 30, 2014 compared to the same period one year ago and a $3.5 million reduction in non-accrual loans from September 30, 2013 to September 30, 2014.

Non-interest income was $9.2 million for the nine months ended September 30, 2014, compared to $9.8 million for the same period one year ago.  This decrease is primarily attributable to a $348,000 decrease in gains on the sale of securities, a $452,000 decrease in mortgage banking income and a $246,000 decrease in miscellaneous non-interest income, which were partially offset by a $314,000 increase in service charges and fees for the nine months ended September 30, 2014, as compared to the same period one year ago.

Non-interest expense was $24.7 million for the nine months ended September 30, 2014, as compared to $23.6 million for the same period one year ago.  This increase in non-interest expense included: (1) a $170,000 increase in salaries and benefits expense primarily due to an increase in the number of full-time equivalent employees , (2) a $488,000 increase in occupancy expense primarily due to a $329,000 increase in furniture and equipment depreciation expense and (3) a $467,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses primarily due to a $218,000 amortization expense associated with North Carolina income tax credits purchased, a $67,000 increase in consulting fees and a $61,000 increase in advertising expense during the nine months ended September 30, 2014, as compared to the same period one year ago.

Total assets were $1.1 billion as of September 30, 2014, compared to $1.0 billion as of September 30, 2013.  Available for sale securities were $279.8 million as of September 30, 2014, compared to $301.8 million as of September 30, 2013.  Total loans were $650.6 million as of September 30, 2014, compared to $617.1 million as of September 30, 2013.

Non-performing assets declined to $12.6 million or 1.2% of total assets at September 30, 2014, compared to $19.1 million or 1.8% of total assets at September 30, 2013.  The decline in non-performing assets is due to a $3.5 million decrease in non-accrual loans, a $2.1 million decrease in loans 90 days past due and still accruing and a $911,000 decrease in other real estate owned.  Non-performing loans include $3.9 million in acquisition, development and construction (“AD&C”) loans, $6.4 million in commercial and residential mortgage loans and $483,000 in other loans at September 30, 2014, as compared to $7.0 million in AD&C loans, $9.2 million in commercial and residential mortgage loans and $153,000 in other loans at September 30, 2013.  The allowance for loan losses at September 30, 2014 was $12.3 million or 1.9% of total loans, compared to $13.9 million or 2.3% of total loans at September 30, 2013.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $816.8 million as of September 30, 2014, compared to $798.3 million at September 30, 2013.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $29.2 million to $707.2 million at September 30, 2014, as compared to $678.0 million at September 30, 2013.  Certificates of deposit in amounts of $100,000 or more totaled $109.5 million at September 30, 2014, as compared to $120.2 million at September 30, 2013.  This decrease is attributable to a $5.1 million decrease in wholesale certificates of deposit combined with a decrease in retail certificates of deposit as intended as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $47.0 million at September 30, 2014, as compared to $48.2 million at September 30, 2013.

Shareholders’ equity was $96.2 million, or 9.1% of total assets, as of September 30, 2014, compared to $95.7 million, or 9.2% of total assets, as of September 30, 2013.  The Company’s repurchase and redemption of its Series A preferred stock was offset by an increase in retained earnings and an increase in accumulated other comprehensive income resulting from an increase in the unrealized gain on investment securities.

Peoples Bank operates 21 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2013.

CONSOLIDATED BALANCE SHEETS
September 30, 2014, December 31, 2013 and September 30, 2013
(Dollars in thousands)

	September 30, 2014	December 31, 2013	September 30, 2013
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$34,887	$49,902	$53,977
Interest-bearing deposits	50,636	26,871	26,973
Cash and cash equivalents	85,523	76,773	80,950

Investment securities available for sale	279,787	297,890	301,788
Other investments	4,706	4,990	5,215
Total securities	284,493	302,880	307,003

Mortgage loans held for sale	887	497	2,201

Loans	650,550	620,960	617,061
Less: Allowance for loan losses	(12,343)	(13,501)	(13,854)
Net loans	638,207	607,459	603,207

Premises and equipment, net	17,482	16,358	16,543
Cash surrender value of life insurance	14,020	13,706	13,597
Accrued interest receivable and other assets	13,323	17,011	19,240
Total assets	$1,053,935	$1,034,684	$1,042,741

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$211,832	$195,265	$188,860
NOW, MMDA & savings	403,240	386,893	384,429
Time, $100,000 or more	109,489	115,268	120,153
Other time	92,234	101,935	104,849
Total deposits	816,795	799,361	798,291

Securities sold under agreements to repurchase	47,020	45,396	48,174
FHLB borrowings	65,000	65,000	70,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	8,294	20,589	9,985
Total liabilities	957,728	950,965	947,069

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares at 9/30/13	-	-	12,524
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,617,125 shares at 9/30/14 and
5,613,495 shares at 12/31/13	48,170	48,133	48,133
Retained earnings	43,648	36,758	35,810
Accumulated other comprehensive income (loss)	4,389	(1,172)	(795)
Total shareholders' equity	96,207	83,719	95,672

Total liabilities and shareholders' equity	$1,053,935	$1,034,684	$1,042,741

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2014 and 2013
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,664	$7,592	$22,556	$22,671
Interest on due from banks	18	22	42	62
Interest on investment securities:
U.S. Government sponsored enterprises	646	307	2,298	970
State and political subdivisions	1,168	1,179	3,514	3,233
Other	87	88	294	264
Total interest income	9,583	9,188	28,704	27,200

INTEREST EXPENSE:
NOW, MMDA & savings deposits	124	160	375	578
Time deposits	287	396	924	1,285
FHLB borrowings	556	618	1,650	1,914
Junior subordinated debentures	98	100	291	299
Other	11	11	33	43
Total interest expense	1,076	1,285	3,273	4,119

NET INTEREST INCOME	8,507	7,903	25,431	23,081
PROVISION FOR LOAN LOSSES	256	337	(27)	2,164
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,251	7,566	25,458	20,917

NON-INTEREST INCOME:
Service charges	1,303	1,189	3,655	3,333
Other service charges and fees	213	258	892	900
Gain on sale of securities	240	-	266	614
Mortgage banking income	256	301	548	1,000
Insurance and brokerage commissions	161	161	521	478
Miscellaneous	1,034	1,202	3,276	3,522
Total non-interest income	3,207	3,111	9,158	9,847

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,301	4,183	12,784	12,614
Occupancy	1,489	1,357	4,476	3,988
Other	2,751	2,349	7,471	7,004
Total non-interest expense	8,541	7,889	24,731	23,606

EARNINGS BEFORE INCOME TAXES	2,917	2,788	9,885	7,158
INCOME TAXES	475	870	2,313	1,848

NET EARNINGS	2,442	1,918	7,572	5,310

Dividends and accretion on preferred stock	-	156	-	470

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$2,442	$1,762	$7,572	$4,840

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.43	$0.31	$1.35	$0.86
Diluted net earnings	$0.43	$0.31	$1.34	$0.86
Cash dividends	$0.04	$0.03	$0.12	$0.09
Book value	$17.13	$14.81	$17.13	$14.81

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2014 and 2013
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$283,358	$296,936	$292,463	$291,524
Loans	638,192	612,716	625,185	613,727
Earning assets	954,899	951,128	945,334	947,001
Assets	1,046,679	1,028,123	1,030,414	1,017,895
Deposits	812,438	791,991	802,904	783,403
Shareholders' equity	96,020	94,902	94,530	99,906

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.78%	3.54%	3.85%	3.48%
Return on average assets	0.93%	0.74%	0.98%	0.70%
Return on average shareholders' equity	10.09%	8.02%	10.71%	7.11%
Shareholders' equity to total assets (period end)	9.13%	9.18%	9.13%	9.18%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,675	$14,029	$13,501	$14,423
Provision for loan losses	256	337	(27)	2,164
Charge-offs	(749)	(970)	(1,920)	(3,483)
Recoveries	161	458	789	750
Balance, end of period	$12,343	$13,854	$12,343	$13,854

ASSET QUALITY:
Non-accrual loans			$10,634	$14,144
90 days past due and still accruing			120	2,173
Other real estate owned			1,840	2,751
Total non-performing assets			$12,594	$19,068
Non-performing assets to total assets			1.19%	1.83%
Allowance for loan losses to non-performing assets			98.01%	72.65%
Allowance for loan losses to total loans			1.90%	2.25%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	9/30/2014	9/30/2013
Risk Grade 1 (excellent quality)	2.15%	2.73%
Risk Grade 2 (high quality)	21.49%	18.54%
Risk Grade 3 (good quality)	51.65%	49.89%
Risk Grade 4 (management attention)	15.40%	18.17%
Risk Grade 5 (watch)	4.57%	5.22%
Risk Grade 6 (substandard)	4.43%	5.16%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At September 30, 2014, including non-accrual loans, there were five relationships exceeding $1.0 million in the Watch risk grade (which totaled $11.5 million) and four relationships exceeding $1.0 million in the Substandard risk grade (which totaled $8.8 million).

(END)